EXHIBIT 21.1

SUBSIDIARIES OF AOL INC.

AOL Inc. (“AOL”) maintains over 100 subsidiaries. Set forth below are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of AOL as of October 23, 2009, that carry on a substantial portion of AOL’s lines of business. The names of various consolidated wholly-owned subsidiaries have been omitted. None of the foregoing omitted subsidiaries, considered either alone or together with the other omitted subsidiaries of its immediate parent, constitutes a significant subsidiary.

Name	State or Other Jurisdiction of Incorporation

AOL Inc. (Registrant)	Delaware

AOL Advertising Inc.	Maryland
ADTECH AG	Germany
ADTECH UK Limited	United Kingdom
AdTech US, Inc.	Delaware
Advertising.com LLC	Delaware
AOL Advertising Denmark ApS	Denmark
AOL Advertising Finland OY	Finland
AOL Advertising France, Societe a Responsabilite Limitee	France
AOL Advertising Iberia, S.L. Unipersonal	Spain
AOL Advertising International Limited	United Kingdom
AOL Advertising Netherlands B.V.	Netherlands
AOL Advertising Norway AS	Norway
ICQ LLC	Delaware
ICQ Ltd.	Israel
Lightningcast LLC	Delaware
Perfiliate Limited	United Kingdom
Lightstate Limited	United Kingdom
Gpak Limited	United Kingdom
Perfiliate Technologies Limited	United Kingdom
Platform-A Sweden AB	Sweden
Quigo Technologies LLC	Delaware
Quigo Israel Ltd.	Israel
TACODA LLC	Delaware
Third Screen Media LLC	Delaware
AOL Asia Limited	Hong Kong
AOL Australia Pty Limited	Australia

AOL Canada Corp.	Canada
AOL China Holdings LLC	Delaware
AOL Beijing Technology Research & Development Company Limited	China
AOL Community, Inc.	Delaware
AOL Deutschland Medien GmbH	Germany
AOL Europe Services S.a r.l.	Luxembourg
AOL France SNC	France
AOL Interactive Media India Private Limited	India
AOL LLC*	Delaware
AOL Mexico Operations, S. de R.L. de C.V.	Mexico
AOL Nederland BV	Netherlands
AOL Online India Private Limited	India
AOL (UK) Limited	United Kingdom
Bebo, Inc.	Delaware
Bebo PTY Limited	Australia
Bebo UK Limited	United Kingdom
CompuServe Interactive Services, Inc.	Delaware
[Cranberry Properties, LLC]	Delaware
Digital Marketing Services, Inc.	Delaware
Going, Inc.	Delaware
Goowy Media, Inc.	California
InfoInterActive Corp.	Nova Scotia
AOL Canada Inc.	Canada
MapQuest, Inc.	Delaware
MapQuest PA, Inc.	Delaware
Netscape Communications Corporation	Delaware
AOL Global Operations Limited	Ireland
AOL Online Japan, Ltd.	Japan
Nullsoft, Inc.	Arizona
Patch Media Corporation	Delaware
POSTGORILLA INC.	Florida
Socialthing, Inc.	Delaware
Sphere Source, Inc.	Delaware
Spinner Networks Incorporated	California
The Relegence Corporation	Delaware
AOL Relegence Israel Ltd.	Israel
Totekasche Holdings, Inc. d/b/a Userplane	Delaware
Truveo, Inc.	Delaware
Weblogs Inc. LLC	Delaware
Yedda, Inc.	Delaware
Yedda Technologies-Knowledge Management Services (Y.O.D.E.A. 2006) Ltd.	Israel

*	Prior to the distribution, AOL LLC will be transferred to, and retained by, Time Warner Inc.